UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2025

BLUE OWL CREDIT INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement

On September 24, 2025 (the “Closing Date”), Blue Owl Credit Income Corp. (the “Company”) completed a $1 billion term debt securitization transaction (the “CLO Transaction”), also known as a collateralized loan obligation transaction, which is a form of secured financing incurred by the Company. The secured notes and preferred shares issued in the CLO Transaction and the secured loan borrowed in the CLO Transaction were issued and incurred, as applicable, by the Company’s consolidated subsidiary Owl Rock CLO XXII, LLC, a limited liability organized under the laws of the State of Delaware (the “Issuer”) and are backed by a portfolio of collateral obligations consisting of middle market loans and participation interests in middle market loans as well as by other assets of the Issuer.

The CLO Transaction was executed by (A) the issuance of the following classes of notes and preferred shares pursuant to an indenture and security agreement dated as of the Closing Date (the “Indenture”), by and among the Issuer and State Street Bank and Trust Company: (i) $415 million of AAA(sf) Class A Notes, which bear interest at three-month term SOFR plus 1.47%, (ii) $90 million of AA(sf) Class B Notes, which bear interest at three-month term SOFR plus 1.80% and (iii) $57.5 million of A(sf) Class C Notes, which bear interest at three-month term SOFR plus 2.20% (together, the “Secured Notes”) and (B) the borrowing by the Issuer of (i) $150 million under floating rate Class A-1L loans (the “Class A-1L Loans”), (ii) $15 million under floating rate Class A-2L loans (the “Class A-2L Loans”) and (iii) $10 million under floating rate Class B-L Loans (the “Class B-L Loans” and together with the Class A-1L Loans, the Class A-2L Loans and the Secured Notes, the “Debt”). The Class A-1L Loans bear interest at three-month term SOFR plus 1.47%. The Class A-2L Loans bear interest at three-month term SOFR plus 1.47%. The Class B-L Loans bear interest at three-month term SOFR plus 1.80%. The Class A-1L Loans were borrowed under a loan agreement (the “A-1L Loan Agreement”), dated as of the Closing Date, by and among the Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The Class A-2L Loans and the Class B-L Loans were borrowed under a loan agreement (the “A-2L Loan and B-L Loan Agreement”), dated as of the Closing Date, by and among the Issuer, as borrower, the lenders party thereto, and State Street Bank and Trust Company, as collateral trustee and loan agent. The Debt is secured by middle market loans, participation interests in middle market loans and other assets of the Issuer. The Debt is scheduled to mature on the Payment Date (as defined in the Indenture) in October 2037. The Secured Notes were privately placed by SMBC Nikko Securities America, Inc., as Placement Agent and NatWest Markets Securities Inc., as Co-Placement Agent.

Concurrently with the issuance of the Secured Notes, the Issuer issued approximately $262.7 million of subordinated securities in the form of 262,700 preferred shares at an issue price of U.S.$1,000 per share (the “Preferred Shares”). The Preferred Shares were issued by the Issuer as part of its issued share capital and are not secured by the collateral securing the Debt. The Company purchased all of the Preferred Shares. The Company acts as retention holder in connection with the CLO Transaction for the purposes of satisfying certain U.S. and European Union regulations requiring sponsors of securitization transactions to retain exposure to the performance of the securitized assets and as such is required to retain a portion of the Preferred Shares.

As part of the CLO Transaction, the Company entered into a loan sale agreement with the Issuer dated as of the Closing Date (the “OCIC Loan Sale Agreement”), which provided for the contribution and sale of approximately $496.740 million funded par amount of middle market loans from the Company to the Issuer on the Closing Date and for future sales from the Company to the Issuer on an ongoing basis. Such loans constituted part of the initial portfolio of assets securing the Debt. The remainder of the initial portfolio assets securing the Debt consisted of approximately $457.599 million funded par amount of middle market loans purchased by the Issuer from Core Income Funding IV LLC, a wholly-owned subsidiary of the Company, under an additional loan sale agreement executed on the Closing Date between the Issuer and Core Income Funding IV LLC (the “Core Income Funding IV Loan Sale Agreement”). The Company and Core Income Funding IV LLC each made customary representations, warranties, and covenants to the Issuer under the applicable loan sale agreement. No gain or loss was recognized as a result of these sales or contributions.

Through October 2029, a portion of the proceeds received by the Issuer from the loans securing the Debt may be used by the Issuer to purchase additional middle market loans under the direction of Blue Owl Credit Advisors LLC (“OCA”), the Company’s investment advisor, in its capacity as collateral manager for the Issuer and in accordance with the Company’s investing strategy and ability to originate eligible middle market loans.

The Debt is the secured obligation of the Issuer, and the Indenture, the A-1L Loan Agreement and the A-2L Loan and B-L Loan Agreement each include customary covenants and events of default. The Secured Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities (e.g., “blue sky”) laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or pursuant to an applicable exemption from such registration.

OCA will serve as collateral manager for the Issuer under a collateral management agreement dated as of the Closing Date (the “Collateral Management Agreement”). OCA is entitled to receive fees for providing these services. OCA has waived its right to receive such fees but may rescind such waiver at any time; provided, however, that if the Adviser rescinds such waiver, the management fee payable to the Adviser pursuant to the Amended and Restated Investment Advisory Agreement, dated May 18, 2021, between the Adviser and the Company will be offset by the amount of the collateral management fee attributable to the CLO XXII Issuer’s equity or notes owned by the Company.

The Company expects to use the proceeds of the issuance and incurrence of the Debt, net of certain fees and expenses, for general corporate purposes.

The above description of the documentation related to the CLO Transaction and other arrangements entered into on the Closing Date contained in this Current Report on Form 8-K do not purpose to be complete and are qualified in their entirety by reference to the underlying agreements, including the Indenture, the OCIC Loan Sale Agreement, the Core Income Funding IV LLC Loan Sale Agreement and the Collateral Management Agreement, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Indenture and Security Agreement, dated as of September 24, 2025, by and between Owl Rock CLO XXII, LLC, as Issuer and State Street Bank and Trust Company, as Collateral Trustee.

10.2	Collateral Management Agreement, dated as of September 24, 2025, between Owl Rock CLO XXII, LLC and Blue Owl Credit Advisors LLC.

10.3	Loan Sale Agreement, dated as of September 24, 2025, between Blue Owl Credit Income Corp., as Seller and Owl Rock CLO XXII, LLC, as Purchaser.

10.4	Loan Sale Agreement, dated as of September 24, 2025, between Core Income Funding IV LLC, as Seller and Owl Rock CLO XXII, LLC, as Purchaser.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: September 29, 2025	By:	/s/ Jonathan Lamm
	Name:	Jonathan Lamm
	Title:	Chief Operating Officer and Chief Financial Officer